UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2013

Date of Report (Date of earliest event reported)

MONSTER ARTS INC.

(Exact name of registrant as specified in its charter)

Nevada	0-53266	27-1548306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Calle de Los Molinos San Clemente, California	92672
(Address of principal executive offices)	(Zip Code)

(949) 542-6668)
Registrant’s telephone number, including area code

formerly known as Monster Offers

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Asset Purchase and Domain Name, Web Site Content and Trademark Assignment Agreement

The Board of Directors (the "Board") of Monster Arts Inc., a Nevada corporation (the "Company"), approved the execution of that certain asset purchase and domain name, web site content and trademark assignment agreement dated August 8, 2013 (the "Asset Purchase Agreement") with Iconosys, Inc., a private California corporation ("Iconosys"). In accordance with the terms and provisions of the Asset Purchase Agreement, Iconosys shall sell, convey, transfer and assign to the Company and the Company shall purchase all right, title and interest in and to the assets of Iconosys as follows: (i) the Iconosys trademarks (the "Trademarks"); (ii) the Iconosys domain name (the "Domain Name") together with all associated servicemarks, copyrights, trade names and other intellectual property associated with the Domain Name; (iii) the Iconsys web site content (the "Web Site"), together with all associated intellectual property rights to the Web Site.

In further accordance with the terms and provisions of the Asset Purchase Agreement, the Company shall pay to Iconsys a purchase price of $250,000 (the "Purchase Price") as follows: (i) $50,000 of the Purchase Price shall be paid in cash with a cash payment of $5,000 to be paid within five days of closing and the balance of the $45,000 to be paid pursuant to the terms and provisions of that certain promissory note described below; and (ii) $200,000 of the Purchase Price shall be paid in the form of the issuance to Iconosys of 1,052,632 shares of the Company's restricted common stock at a per share price of $0.19 per share (which per share price was based on the closing trading price of the Company's shares of common stock on the OTC Bulletin Board as of August 8, 2013.

Iconosys is a leading developerof innovative mobile and stationary teleecommunication applications and technologies. It develops safety, security, and privacy-oriented technologies for modern-age personal devices and platforms.  As a leader in the mobile communications market, Iconosys develops its technologies into retail grade Smart Device and web applications (apps) that promote an enhanced user experience. Iconosys has developed nearly 500 Smart Device retail grade apps since 2009.

Iconosys develops both client-side and server-side applications that are not only unique trendsetters, but also designed to serve the time-sensitive, constantly evolving needs of today’s and tomorrow’s consumers.  Iconosys and its client-side app development team are specialists in developing solutions for Android, iPhone, BlackBerry, Palm, Windows, Chrome, Windows Phone/Windows Mobile, and Symbian platforms. Iconosys cultivates compelling competitive advantages in three primary areas of its business focus: research and development; hands-on client services; and mobile marketing strategies.

Promissory Note

In conjunction with the Asset Purchase Agreement, on August 8, 2013, the Board of Directors approved the execution of that certain promissory note dated August8, 2013 in the principal amount of $45,000 issued to Iconosys (the "Note"). Interest accrues on the Note at a rate of 4% per annum with a maturity date of August 7, 2014.

Stock Purchase Agreement

In conjunction with the Asset Purchase Agreement, on August 8, 2013, the Board of Directors approved the execution of that certain stock purchase agreement dated August 8, 2013 with Iconosys (the "Stock Purchase Agreement"). In accordance with the terms and provisions of the Stock Purchase Agreement, the Company agreed to issue to Iconosys the 1,052,632 shares of its restricted common stock at a per share price of $0.19.

SECTION 3. SECURITIES AND TRADING MATTERS

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In accordance with the terms and provisions of the Stock Purchase Agreement, the Board of Directors authorized the issuance of the 1,052,632 shares of restricted common stock to Iconosys effective August 8, 2013, which represents an aggregate equity interest of 3.2%.

The share of common stock were issued to Iconosys, which is an accredited investor as defined in Regulation D, in reliance on Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Iconosys executed the Stock Purchase Agreement wherein it acknowledged that the securities to be issued have not been registered under the Securities Act, that it understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Asset Purchase and Domain Name, Web Site Content and Trademark Assignment Agreement dated August 8, 2013 between Monster Arts Inc. and Iconosys Inc.
10.2	Promissory Note dated August 8, 2013 between Monster Arts Inc. and Iconosys Inc.
10.3	Stock Purchase Agreement dated August 8, 2013 between Monster Arts Inc. and Iconosys Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER ARTS INC.
DATE: August 12, 2013	/s/ Wayne Irving II Name: Wayne Irving II Title: President/Chief Executive Officer

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